SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant :    |X|
Filed by a Party other than the Registrant    |_|

Check the appropriate box:
  |_|  Preliminary Proxy Statement            |_|  Confidential, For Use of the
                                                   Commission Only (as permitted
  |X| Definitive Proxy Statement                   by Rule 14a-6(e)(2))
  |_| Definitive Additional Materials
  |_| Soliciting Material Under Rule 14a-12

                             Shore Bancshares, Inc.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

     |_|  Fee paid previously with preliminary materials: N/A

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of SHORE BANCSHARES, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of Shore Bancshares, Inc. (the "Company") will be held at the Gold Room, Tidewater Inn, 101 East Dover Street, Easton, Maryland 21601 at 11:00 a.m., local time, on Wednesday, April 24, 2002, for the following purposes:

     1. To elect four Class II Directors to the Company's Board of Directors to serve until the 2005 Annual Meeting.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 1, 2002, will be entitled to notice of and to vote at the meeting. This proxy statement is accompanied by the Company's 2001 Annual Report to Stockholders.

     All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. Proposal 1 requires the affirmative vote of holders of a majority of the shares of common stock present and voting. Whether you own a few or many shares, your proxy is important in fulfilling this requirement. To assist us with planning the meeting, please mark the appropriate box on your proxy card as to whether you plan to attend the meeting in person. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                        By Order of the Board of Directors,



                                        W. Moorhead Vermilye
                                        President and CEO

March 29, 2002





                  18 East Dover Street, Easton, Maryland 21601

                         410-822-1400 / Fax 410-820-7180

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SHORE BANCSHARES, INC.
                              18 East Dover Street
                             Easton, Maryland 21601


                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished to the stockholders of Shore Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held on Wednesday, April 24, 2002, at 11:00 a.m., local time, at the Gold Room, Tidewater Inn, 101 East Dover Street, Easton, Maryland 21601, and at any adjournments thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of the Company. The approximate date on which this proxy statement and attached form of proxy is mailed to stockholders is March 29, 2002.

     Holders of record at the close of business on March 1, 2002 (the "Record Date") of outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), are entitled to notice of and to vote at the meeting. As of the Record Date, the number of shares of outstanding Common Stock entitled to vote is 5,333,023 shares. Each share of stock is entitled to one vote. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the stockholder; if no direction is given, the proxy will be voted for approval of Proposal 1 and in the discretion of the holders of the proxies as to any other matters that may properly come before the meeting. The proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, or by written notice delivered to W. Moorhead Vermilye, President and CEO of the Company, at the Company's address or at the meeting. The Company's address is 18 East Dover Street, Easton, Maryland 21601 (410-822-1400). The Company is the parent bank holding company to The Talbot Bank of Easton, Maryland ("Talbot Bank"), a Maryland commercial bank, and The Centreville National Bank of Maryland ("Centreville National Bank"), a national banking association.

     Holders of Common Stock will be asked to elect four Class II Directors to the Company's Board of Directors to serve until the 2005 Annual Meeting.

                       ELECTION OF DIRECTORS (Proposal 1)

     The number of Directors constituting the Board of Directors is currently set at 11. Directors have been divided into three classes, equal in number except for Class I, with respect to the time for which the Directors may hold office. Directors are elected to hold office for a term of three years, and one class of Directors expires each year. In accordance with the Company's Articles of Incorporation and By-Laws, the terms of Directors of Class I expire in 2004, the terms of Directors of Class II expire in 2002, and the terms of Directors of Class III expire in 2003. In all cases, Directors are elected until their successors are duly elected and qualify.

     The Company's Chairman of the Board and the Company's President and Chief Executive Officer each are members of Class III. The Company's Executive Vice President and Chief Operating Officer is a member of Class I. Ronald N. Fox, a member of Class II, retired from the Company's Board of Directors effective October 8, 2001, which was prior to the expiration of his term as a Director. Pursuant to the Company's Articles of Incorporation, the Board of Directors filled this vacancy with Blenda W. Armistead.

     The following nominees for Directors of Class II, their ages as of the Record Date, their principal occupations and business experience for the past five years, and certain other information are set forth below.


                         NOMINEES FOR CLASS II DIRECTORS
                           (New Term Expires in 2005)

Name                                     Age    Principal Occupation and Business Experience
Herbert L. Andrew, III                   65     Mr. Andrew has served as a Director of the Company since December
                                                2000, and previously served as a Director of Talbot Bancshares,
                                                Inc.  He has served as a Director of Talbot Bank since 1977.  He is a farmer and served on the Talbot County Council from 1994 to
                                                1998.

Blenda W. Armistead                      50     Ms. Armistead has served as a Director of the Company since
                                                January 3, 2002, and previously as a Director of Talbot
                                                Bancshares, Inc.  She has served as a Director of Talbot Bank since 1992.  She is an investor and the former Manager of Talbot
                                                County.

David C. Bryan                           67     Mr. Bryan has served as a Director of the Company since its formation in 1996 and of Centreville National Bank since 1986.  He is of Counsel with the Law Offices of Fountain, Bryan and
                                                Ritter, LLC.

Neil R. LeCompte                         61     Mr. LeCompte has been a Director of the Company since its
                                                formation in 1996, and of Centreville National Bank since 1995.
                                                He is a Certified Public Accountant in the Accounting Office of
                                                Neil R. LeCompte.

     The election of Directors requires the affirmative vote of holders of a majority of the shares of Common Stock present and voting. A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote, and Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

     The following tables contain information regarding Directors of other classes whose terms do not expire in 2002, including the Directors' ages as of the Record Date, and their principal occupations and business experience for the past 5 years.


                                CLASS I DIRECTORS
                             (Term Expires in 2004)

Name                                     Age    Principal Occupation and Business Experience
Daniel T. Cannon                         52     Mr. Cannon has been a Director of the Company since 1996 and
                                                Director of Centreville National Bank since 1986.  He currently serves as Executive Vice President and Chief Operating Officer of
                                                the Company and President of Centreville National Bank.

Richard C. Granville                     59     Mr. Granville has served as a Director of the Company since
                                                December 2000, and previously served as a Director of Talbot
                                                Bancshares, Inc.  He has served as a Director of Talbot Bank since
                                                1994.  He is an investor and was the President of Celeste
                                                Industries Corporation of Easton, Maryland through January 2000.

David L. Pyles                           57     Mr. Pyles has served as a Director of the Company since December
                                                2000, and previously served as a Director of Talbot Bancshares,
                                                Inc.  He has served as a Director of Talbot Bank since 1989.  He is an investor.

                               CLASS III DIRECTORS
                             (Term Expires in 2003)

Name                                     Age    Principal Occupation and Business Experience
Lloyd L. Beatty, Jr.                     49     Mr. Beatty has served as a Director of the Company since December
                                                2000, and previously served as a Director of Talbot Bancshares,
                                                Inc.  He has served as a Director of Talbot Bank since 1992.  He is a Certified Public Accountant, and President of Darby Advisors,
                                                Inc.

Paul M. Bowman                           54     Mr. Bowman has been a Director of the Company since 1998 and a
                                                Director of Centreville National Bank since 1997.  He served as a
                                                Director of Kent Savings & Loan Association until Centreville
                                                National Bank acquired the financial institution on April 1,
                                                1997.  Mr. Bowman is an attorney in the Law Office of Paul M.
                                                Bowman.

B. Vance Carmean, Jr.                    61     Mr. Carmean has been a Director of the Company since 1996 and a
                                                Director of Centreville National Bank since 1992.  He is President of Carmean Grain, Inc., a grain company.

W. Moorhead Vermilye                     61     Mr. Vermilye has been a Director of the Company since December
                                                2000, and previously served as Director, President and CEO of
                                                Talbot Bancshares, Inc.   He currently serves as President and CEO
                                                of the Company and of Talbot Bank.

     During the past year Talbot Bank and Centreville National Bank have had banking transactions in the ordinary course of their business with their Directors and officers and with their associates on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by Talbot Bank and Centreville National Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

     The Company has an Executive Committee, an Audit Committee, and a Personnel Committee.

     The Company's Executive Committee consists of B. Vance Carmean, Jr., Chairman, W. Moorhead Vermilye, Daniel T. Cannon, Paul M. Bowman, and Richard C. Granville. The Committee has the authority to exercise the powers of the Board in the management of the business and affairs of the Company, subject to subsequent revision or alteration of any such action by the Board of Directors of the Company. The Executive Committee met 1 time during 2001.

     The Company's Audit Committee consists of Neil R. LeCompte, Chairman, Herbert L. Andrew, III, Blenda W. Armistead, and David C. Bryan, and, as ex officio members, Donald D. Casson, Chairman of the Audit Committee of Talbot Bank, and Mark M. Freestate, Chairman of the Audit Committee of Centreville National Bank. The Committee meets with the Company's independent accountants to review whether satisfactory accounting procedures are being followed and with the Company's internal auditor to ensure internal accounting controls are adequate. During 2001, the Audit Committee held 6 meetings.

     The Company's Personnel Committee consists of Lloyd L. Beatty, Jr., Chairman, Paul M. Bowan, David C. Bryan, and David L. Pyles. The Personnel Committee is responsible for determining executive compensation and promotions. The Personnel Committee met 3 times in 2001.

     The Company has no nominating committee. Pursuant to Article II, Section 4 of the Company's By-Laws, Directors may be nominated by stockholders by written request to the Secretary of the Company received not less than 120 days nor more than 180 days prior to the date fixed for the meeting. Article II, Section 4 of the Company's By-Laws provide additional time constraints in the cases of a change in stockholder meeting date or a special meeting called for the purpose of electing Directors. As described further in the Company's By-Laws, the notice must set forth (i) all information relating to the proposed nominee that is required to be disclosed in solicitation in Regulation 14A of the Securities Exchange Act of 1934, as amended (including the nominee's written consent); and
(ii) certain other information provided by the stockholder, including the name and address and the class and number of shares of the Company's Common Stock that is beneficially owned by the stockholder.

     The total number of meetings of the Board of Directors of the Company, including regularly scheduled and special meetings, which were held in 2001 was
8. No incumbent Director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which that person has been Director); and
(2) the total number of meetings held by all committees of the Board on which that person served (during the period served), except that David L. Pyles missed 4 Board of Directors' meetings and 2 Personnel Committee meetings held in 2001.

     Directors of the Company receive an annual retainer of $3,000 per year for serving on the Company's Board of Directors, plus $250 per meeting attended.

     Outside Directors who are also outside directors of Talbot Bank (Mssrs. Andrew, Beatty, Armistead, Granville, and Pyles) also receive an annual retainer of $5,000 per year for serving on the Talbot Bank Board of Directors, plus $200 per meeting attended. Directors are compensated once for attendance at jointly held meetings. Mr. Andrew also received fees of $7,500 for inspections of real property in connection with the monitoring of construction loans.

     Outside Directors who are also outside directors of Centreville National Bank (Mssrs. Bowman, Bryan, Carmean, and LeCompte) also receive an annual retainer of $10,000 and $100 for each meeting attended. The Chairman of the Centreville National Bank Board of Directors, receives an additional retainer of $1,000 and each Centreville National Bank Committee Chairman receives an additional retainer of $500.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five (5%) of the outstanding common Stock; (ii) each of the Company's directors, director nominees, and named executive officers; and (iii) all directors and executive officers of the Company as a group, and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. Unless otherwise indicated below, each person specified below has sole investment and voting power with regard to the shares set forth in the following table. The address of each of the persons named below is the address of the Company except as otherwise indicated.

                                       Number of Shares            Percent
                                         Beneficially              of Class
                                      Owned Beneficially            Owned
Name

Herbert L. Andrew, III                     56,773  (a)              1.065
Blenda W. Armistead                         4,766  (b)               .089
Lloyd L. Beatty, Jr.                        6,746  (c)               .126
Paul M. Bowman                              4,075  (d)               .076
David C. Bryan                              7,108  (e)               .133
Daniel T. Cannon                            4,325  (f)               .081
B. Vance Carmean, Jr.                      22,500  (g)               .422
Richard C. Granville                       87,232  (h)              1.636
Neil R. LeCompte                            1,150  (i)               .022
David L. Pyles                             73,850  (j)              1.385
W. Moorhead Vermilye                      109,176  (k)              2.047

All Directors                             377,701                   7.082

All Directors/Executive
Officers as a Group (13 Persons)          390,177  (1)              7.316


Nicholas F. Brady                         272,319  (m)              5.106
PO Box 1410
Easton, MD  21601

Total                                     662,496                  12.422

          (a) Includes 53,509 shares held as tenants in common by Herbert L. Andrew, III and Della M. Andrew and 414 shares held by Herbert L. Andrew, III under an Individual Retirement Account arrangement.

          (b) Includes 570 shares held individually by Bruce C. Armistead; 1,688 shares held by Bruce C. Armistead under an Individual Retirement Account arrangement; 855 shares held individually by Bruce C. Armistead, as Custodian for Corrine C. Armistead; and 875 shares held by Blenda W. Armistead under an Individual Retirement Account arrangement.

          (c) Includes 1,259 shares held by Lloyd L. Beatty, Jr. under Individual Retirement Account arrangements; 912 shares held by Beatty, Satchell & Company, LLC 401(k) Plan FBO Lloyd L. Beatty, Jr.; 3,220 shares held jointly with Nancy W. Beatty; and 570 shares held individually by Nancy W. Beatty.

          (d) Includes 120 shares held individually by David A. Bowman; 484 shares held individually by Elaine M. Bowman; 120 shares held individually by Elaine M. Bowman, as Custodian for Erin Reynolds Bowman; 120 shares held by Elaine M. Bowman, as Custodian for Jeffrey P. Bowman; 606 shares held by Paul M. Bowman, Trustee of the Harry Price Phillips Trust; 975 shares held jointly by Thelma
               B. Gaines and Paul M. Bowman; 300 shares held by Paul M. Bowman under an Individual Retirement Account arrangement; 300 shares held by Elaine M. Bowman under an Individual Retirement Account arrangement; and exercisable options to acquire 500 shares.

          (e) Includes 1,976 shares held individually by Barbara C. Bryan; and exercisable options to acquire 500 shares.

          (f)  Includes 2,225 shares held jointly by Daniel T. Cannon and Sandra
               F. Cannon; and exercisable options to acquire 500 shares.

          (g) Includes 11,000 shares held individually by Kathleen H. Carmean; and exercisable options to acquire 500 shares.

          (h) Includes 16,153 shares held by Richard C. Granville under an Individual Retirement Account arrangement.

          (i)  Includes 114 shares held by Neil R. LeCompte  under an Individual
               Retirement  Account  arrangement;   and  exercisable  options  to
               acquire 500 shares.

          (j)  Includes 5,857 shares held individually by Susan D. Pyles.

          (k) Includes 4,007 shares held by W. Moorhead Vermilye under an Individual Retirement Account arrangement; 19,977 shares held by the Talbot Bank 401(k) Plan FBO W. Moorhead Vermilye; 1,972 shares held individually by Sarah W. Vermilye; and exercisable options to acquire 57,000 shares.

          (l)  Includes exercisable options to acquire 5,862 shares.

          (m) Includes 2,500 shares held by Nicholas F. Brady under an Individual Retirement Account arrangement.

                             EXECUTIVE COMPENSATION

     The following table summarizes the remuneration earned in 2001 and the prior two years by the President and CEO of the Company, and any other executive officer of the Company who received cash compensation during the preceding three fiscal years that exceeds $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                                  Long-Term
                                                    Annual Compensation        Compensation
                                                                                                       All
                                                                                                      Other
                                                                                                  Compensation
                                                                                                     ($)(6)
    Name and Principal         Year    Salary ($)   Bonus ($)        Other        Securities
         Position             Ended                     (3)         Annual        Underlying
                                                                  Compensation     Options/
                                                                    ($)(4)           SARs
                                                                                     (#)

W. Moorhead Vermilye           2001     $170,000     $ 95,000       $5,039            0              $44,500
President and Chief            2000     $170,000     $115,000       $4,996            0              $39,500
Executive Officer (1)          1999     $170,000     $ 85,000       $4,846        14,250 (5)         $40,400

Daniel T. Cannon               2001     $139,128      $ 4,610         $0              0              $11,499
Executive Vice  President      2000     $127,500      $ 4,610         $0             500             $14,378
and Chief Operating            1999     $127,500      $ 2,452         $0             500             $10,200
Officer (2)

     (1) Mr. Vermilye became President and CEO of the Company on December 1, 2000, upon the merger of Talbot Bancshares, Inc. into the Company. Mr. Vermilye also serves as President and CEO of Talbot Bank. All of Mr. Vermilye's compensation amounts were paid by Talbot Bank.

     (2) Mr. Cannon became Executive Vice President and COO of the Company on December 1, 2000, upon the merger of Talbot Bancshares, Inc. into the Company. Prior to that time, Mr. Cannon served as President and CEO of the Company. Mr. Cannon also serves as President of Centreville National Bank. All of Mr. Cannon's compensation amounts were paid by Centreville National Bank.

     (3)  All bonus amounts were paid in the following year.

     (4) For Mr. Vermilye, amount includes value of benefits from Talbot Bank's life insurance program, and tax "gross up" for use of a motor vehicle.

     (5) Mr. Vermilye's stock option grants in 1999 were made under the Talbot Bancshares, Inc. 1999 Stock Option Plan. While the option amounts have been restated to give effect to the December 2000 merger of Talbot Bancshares, Inc. into the Company, Mr. Vermilye rescinded these options prior to the merger.

     (6) For Mr. Vermilye, compensation is represented by Talbot Bank 401(k) Plan matching contributions in the amount of $6,800 in 2001, 2000, and 1999, contributions in deferred compensation plans in the amount of $20,000 in 2001, 2000 and 1999, and contributions under the Talbot Bank Profit Sharing and Retirement Plan in the amount of $17,700 in 2001, $12,700 in 2000, and $13,600 in 1999. For Mr. Cannon,
          compensation is represented by matching contributions under the Centreville National Bank 401(k) Profit Sharing Plan and Trust in the amount of $4,312 in 2001, $3,913 in 2000, and $3,825 in 1999, and
          discretionary contributions under the plan in the amount of $7,187 in 2001, $10,435 in 2000, and $6,375 in 1999.

                                 BENEFIT PLANS

401(k) and Profit Sharing and Retirement Plans

     Both Talbot Bank and Centreville National Bank sponsor a 401(k) Plan. Talbot Bank's 401(k) Plan is administered by a committee appointed by the Talbot Bank Board of Directors and is available to eligible employees of Talbot Bank who have completed six months of service. Talbot Bank provides employer matching contributions to each active member's account for each year in an amount equal to 100% of the member's pay reduction contributions up to 3% of base salary, plus 50% of contributions which exceed 3% of base salary, up to 5% of base salary, with a maximum matching contribution equal to the Maximum Annual Additions limit for that year. All employee contributions are immediately vested. Matching contributions vest incrementally over a six year period and are made in the form of Company Common Stock. Pre-tax and matching contributions may be withdrawn while a member is employed by Talbot Bank if the member has reached age 59-1/2, in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions. In 2001, Talbot Bank made matching contributions to the plan on behalf of Mr. Vermilye in the amount of $6,800.

     Centreville National Bank's 401(k) Profit Sharing Plan and Trust is administered by Daniel T. Cannon and Jeffrey E. Thompson, as trustees, and is available to eligible employees of Centreville National Bank who have completed 12 months and 1,000 hours of service. Centreville National Bank makes a matching contribution equal to 50% of each participant's deferral amount, up to 6% of the employee's salary, and makes a discretionary payment in an amount determined each year by the Centreville National Bank Board of Directors. All employee contributions are immediately vested. Matching and discretionary contributions vest incrementally over a seven year period. All or part of vested contributions may be withdrawn while a member is employed by Centreville National Bank if the member has reached age 59-1/2, in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions. In 2001, Centreville National Bank made matching contributions to the plan on behalf of Mr. Cannon in the amount of $4,312.

Stock Option Plans

     The Company's 1998 Stock Option Plan was approved by the Company's Board of Directors and stockholders, and will continue in effect until March 3, 2008, unless earlier terminated. The total number of shares of Common Stock that may be issued under the plan cannot exceed 80,000 shares, as adjusted for stock splits and other similar reclassification events. Unless the Company's Board of Directors provides otherwise, no more than 16,000 shares may be granted under the 1998 Stock Option Plan in any calendar year. Both incentive stock options and nonqualified stock options may be granted. Options granted under the 1998 Stock Option Plan generally expire on the 10th anniversary of the date the option was granted. No options were granted under this plan in 2001.

     The Company's 1998 Stock Purchase Plan was approved by the Company's Board of Directors and stockholders, and will continue in effect until March 3, 2008, unless earlier terminated. The total number of shares of Common Stock that may be issued under the plan cannot exceed 20,000 shares, as adjusted for stock splits and other similar reclassification events. Unless the Company's Board of Directors provides otherwise, no more than 4,000 shares may be granted under the Company's 1998 Stock Purchase Plan in any calendar year. The number of options to purchase shares are granted to each employee at an established rate each year which is based on each employee's salary at the time of the grant. The purchase price of the shares under each option granted pursuant to the 1998 Stock Purchase Plan is 85% of the fair market value of the stock on the date the option is granted. Each option granted under the 1998 Stock Purchase Plan generally expires 27 months from the date the option was granted. No options were granted under this plan in 2001.

     Upon the merger of Talbot Bancshares, Inc. into the Company in December 2000, the Company assumed all options under the Talbot Bancshares, Inc. Employee Stock Option Plan. The Employee Stock Option Plan provides for the granting of incentive and nonqualified stock options to certain key employees of the Company. Upon exercise of options granted under the Employee Stock Option Plan, the plan obligates the Company to pay the optionee a tax benefit payment in an amount of U.S. dollars equal to the number of shares as to which the option is being exercised, times the "tax rate," times the difference between the per share fair market value at the time of exercise and the per share option price. The tax rate shall be a percentage designated by the Company to result in compensating the optionee for the federal, state and local income tax liability incurred by the optionee by virtue of his exercise of the option and the payment to him of the tax benefit payment. In 2001, no options were granted under this plan.

     The following table sets forth certain information relating to options granted to the named executives during 2001:


                      Option/SAR Grants in Last Fiscal Year

                                  Individual Grants
                                                                                               Potential Realizable
                                           Percent of                                            Value At Assumed
                          Number of           Total                                            Annual Rates Of Stock
                         Securities       Options/SARs      Exercise                            Price Appreciation
                         Underlying        Granted To        or Base                              For Option Term
                                                                                                  ---------------
                         Option/SARs      Employees In        Price      Expiration
        Name             Granted (#)      Fiscal Year         ($/S)         Date             5% ($)          10% ($)
        ----             -----------      ------------        -----         ----             ------          -------
Mr. Vermilye
President and CEO               None             N/A             N/A           N/A               N/A           N/A

Mr. Cannon
Executive Vice President
and COO                         None             N/A             N/A           N/A               N/A           N/A


     The following table sets forth certain information relating to the number and value of underlying unexercised stock options held by the named executives as of December 31, 2001. The named executive officers did not exercise options in the year 2001.
                                     Page 9


                   Aggregated 2001 Year End Option SAR Values

                                      Number of Securities                           Value of Unexercised
                                     Underlying Unexercised                        In-the-Money Options at
                                   Options at Fiscal Year-End                       Fiscal Year-End ($)(1)
                                   --------------------------                       ----------------------
          Name                 Exercisable           Unexercisable            Exercisable           Unexercisable
          ----                 -----------           -------------            -----------           -------------
Mr. Vermilye
President and CEO                57,000                    0                   $580,545                  $0

Mr. Cannon
Executive Vice
President and COO                   500                  500                          0                  $0

     (1) Represents the total gain which would be realized if all in-the-money options held at December 31, 2001 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2001 of $18.00 per share.

Deferred Compensation

     During 1996, Talbot Bank adopted a supplemental deferred compensation plan to provide retirement benefits to its President and Chief Executive Officer. The plan calls for fixed annual payments of $20,000 vesting immediately to be credited to the participant's account. Contributions to the plan totaled $20,000 for the year ended December 31, 2001.

Bonus Plans

     Talbot Bank has a discretionary bonus plan whereby officers and employees are awarded annual bonuses based upon individual merit and Talbot Bank's financial performance. Amounts accrued under the plan totaled $333,591 for 2001. Mr. Vermilye received a bonus of $95,000 for 2001.

Employment Agreements

     Both Mr. Vermilye and Mr. Cannon are parties to an employment agreement with the Company, each dated December 1, 2000. Under Mr. Vermilye's employment agreement, Mr. Vermilye serves as President and Chief Executive Officer of the Company and President and Chief Executive Officer of Talbot Bank. Under Mr. Cannon's employment agreement, Mr. Cannon serves as Executive Vice President and Chief Operating Officer of the Company and President and Chief Executive Officer of Centreville National Bank. Under the terms of both employment agreements, in the event of a change in control (as defined in the employment agreement) in which the employee is terminated without cause within 12 months of the change in control, the employee will receive a lump sum payment equal to 2.99 times his then current salary. The term of each of the agreements will expire after five years and are subject to automatic renewal for one additional five year period and thereafter for successive one year terms.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Personnel Committee consists of Lloyd L. Beatty, Jr., Chairman, Paul M. Bowan, David C. Bryan, and David L. Pyles, each of whom is a non-employee director and has no interlocking relationship or insider participation as defined by the Securities and Exchange Commission.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Personnel Committee submits the following report which addresses executive compensation policies of the Company for 2001.

     The Personnel Committee of the Board of Directors (the "Committee") structures the compensation programs for the Chief Executive Officer, the Executive Vice President, and other executive officers and key employees of the Company. It is the philosophy of the Company to offer competitive compensation that is designed to provide incentives that reward employees based upon individual performance and the overall performance of the Company. Executive compensation levels are recommended to the Board of Directors by the Committee and approved by the non-employee Directors. The compensation programs are reviewed annually or at other times when an individual's specific performance warrants a special review.

     Executive compensation consists of two components--base salary and incentive compensation. Incentive compensation is variable and directly tied to the performance of the Company. The incentive programs have been developed to align the interest of management with the long-term strategic objectives of the Company. In setting the base compensation levels and developing incentive compensation programs, careful consideration is given to programs offered by other institutions in the Company's peer group. It has been the intention of the Committee and the Board to keep the Company's compensation packages in the top quartile of its peer group. The Committee believes that maintaining this level of compensation is an essential element in attracting and retaining the top executives in the industry.

     There are a variety of indicators used in determining whether incentive goals have been met. The financial measures consist of traditional ratios such as return on assets, earnings per share, and efficiency ratios. In addition, the Committee considers subjective factors like employee moral, employee turnover and customer satisfaction. It is the view of the Committee that these are key elements necessary to maintain the market leadership role we have in our primary markets.

     The Committee set Mr. Vermilye's base compensation for fiscal year 2001 at $170,000, representing no increase over 2000. In establishing the base compensation, the Committee considered Mr. Vermilye's performance for the prior year and the base compensation paid to chief executive officers of other banking organizations in the Company's peer group. Incentive compensation in the form of a cash bonus paid to Mr. Vermilye in 2001 was $95,000, which represents a 17.4% decrease over his 2000 cash bonus. Mr. Vermilye did not receive any stock options in 2001. The Committee finds that the total compensation package for the Chief Executive Officer in 2001 was justified based on the overall performance of the Company, stockholder interests, and the competitive data for top executives in the industry.

     The  Committee  believes  that  the  total  compensation   awarded  to  all
executives of the Company is consistent in each case with the Committee's objectives and the officer's individual performance.

                                             PERSONNEL COMMITTEE

                                             By: Lloyd L. Beatty, Jr., Chairman
                                                 Paul M. Bowman
                                                 David C. Bryan
                                                 David L. Pyles

                             AUDIT COMMITTEE REPORT

     The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee has (i) reviewed and discussed the Company's consolidated audited financial statements for fiscal year ended December 31, 2001 with Company management; (ii) discussed with Stegman & Company, the Company's independent auditors, all matters required to be discussed by SAS 61, as modified or supplemented; and (iii) has received the written disclosures and the letter from Stegman & Company, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the auditors the auditors' independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements for year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

                                            AUDIT COMMITTEE

                                            By:  Neil R. LeCompte, Chairman
                                                 Herbert L. Andrew, III
                                                 Blenda W. Armistead
                                                 David C. Bryan
                                                 Mark M. Freestate (ex officio)
                                                 Donald D. Casson (ex officio)

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's Directors and executive officers and persons who own more than 10% of the Common Stock file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Common Stock. The Company believes that all of its Directors and executive officers complied in a timely manner with all filing requirements applicable to them with respect to transactions during the year ended December 31, 2001, except that a year-end report on Form 5 (covering a purchase of 500 shares) was filed late by Mr. Beatty.

                               EXECUTIVE OFFICERS

     Each executive officer's name, age and position, and other information, is provided below. Each executive officer was named to his or her current position on December 1, 2000, as part of the merger of Talbot Bancshares, Inc. into the Company.

     W. Moorhead Vermilye, 61, has served as President and Chief Executive Officer of the Company since the merger of Talbot Bancshares, Inc. into the Company on December 1, 2000. Before December 2000, Mr. Vermilye served as President of Talbot Bancshares, Inc. since the date of that company's formation in 1997. Mr. Vermilye has served as President of Talbot Bank since 1988, and Chief Executive Officer of Talbot Bank since 1993.

     Daniel T. Cannon, 52, has served as Executive Vice President and Chief Operating Officer of the Company since the merger of Talbot Bancshares, Inc.

into the Company on December 1, 2000. Before December 2000, Mr. Cannon served as President of the Company since its formation in 1996. Mr. Cannon has served as President and Chief Executive Officer of Centreville National Bank since July 1995. He served as Executive Vice President of Centreville National Bank from July 1992, until July 1995, and as Cashier and Comptroller of Centreville
National  Bank from 1980  until July 1992,  and as  Comptroller  from 1978 until
1980.

     Susan E. Leaverton, 38, has served as Treasurer of the Company since the merger of Talbot Bancshares, Inc. into the Company on December 1, 2000. Before December 2000, Ms. Leaverton served as Secretary/Treasurer of Talbot Bancshares, Inc. since the date of that company's formation in 1997. Ms. Leaverton has served as Vice President of Finance of Talbot Bank since 1994.

     Carol I. Brownawell, 37, has served as Secretary of the Company since the merger of Talbot Bancshares, Inc. into the Company on December 1, 2000. Before December 2000, Ms. Brownawell served as Treasurer since the date of the Company's formation in 1996. Ms. Brownawell has served as Executive Vice President and Chief Financial Officer of Centreville National Bank since January 1997, Vice President of Finance from November 1994 until January 1997, Comptroller and Compliance Officer from July 1993 until November 1994, and Finance and Compliance Officer from March 1993, until July 1993.

                                PERFORMANCE GRAPH

     The performance graph shown below compares the cumulative total return to the Company's stockholders over the most recent 5-year period with both the NASDAQ Composite index (reflecting overall stock market performance) and the NASDAQ Bank Index (reflecting changes in banking industry stocks). Returns are shown on a total return basis, assuming the reinvestment of dividends.

      SHORE BANCSHARES, INC., NASDAQ COMPOSITE INDEX AND NASDAQ BANK INDEX

                                     GRAPH


                                                            Period Ending
Index                               1996*       1997*        1998       1999        2000        2001
-----
Shore Bancshares, Inc.            $ 100.00    $ 151.41    $ 232.38    $ 150.30   $ 104.80    $ 137.96
NASDAQ Composite Index            $ 100.00    $ 121.64    $ 169.84    $ 315.20   $ 191.36    $ 151.07
NASDAQ Bank Index                 $ 100.00    $ 163.59    $ 144.33    $ 132.81   $ 152.30    $ 167.64
                                 *Restated for a 100% Stock Dividend in 1998

Assumes $100 invested on January 1, 1997 in the Company, NASDAQ Composite Index and NASDAQ Bank Index.

                              INDEPENDENT AUDITORS

     The Board of Directors has engaged Stegman & Company, Certified Public Accountants, to audit the books and accounts of the Company for the next fiscal year. Stegman & Company served as the Company's independent auditors for 2001. Stegman & Company has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company other than as independent public auditors. A representative of Stegman & Company is expected to be present at this year's
Annual Meeting and will have an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate estimated fees billed by Stegman & Company for professional services rendered for the audit of the Company's consolidated annual financial statements for the year ended December 31, 2001 and the review of the interim financial statements included in the Company's Forms 10-Q during 2001 was $59,500.

Financial Information Systems Design and Implementation Fees

     For the year ended December 31, 2001, Stegman & Company did not render to the Company any of the professional services with regard to financial information systems design and implementation described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

     The aggregate fees billed for services rendered by Stegman & Company for the year ended December 31, 2001, other than the services described above under "Audit Fees", were $26,950, which includes $13,725 for tax preparation and consulting services. The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatible with maintaining Stegman & Company's independence.

                              FINANCIAL STATEMENTS

     A copy of the Company's annual report containing audited financial statements for the year ended December 31, 2001, accompanies this Proxy
Statement. A copy of Form 10-K, for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Carol I. Brownawell, Secretary, Shore Bancshares, Inc., 109 North Commerce Street, Centreville, MD 21617.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     To be considered for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals must be received at the Company's principal office no later than November 29, 2002 (120 days before the date of mailing based on this year's proxy statement date), and must meet all other requirements for inclusion in the proxy statement. All other stockholder proposals must be received by the Company at its principal office no earlier than January 24, 2003 or later than February 24, 2003 (not more than 90 days nor less than 60 days before the first anniversary of the prior year's annual meeting).

                                 OTHER BUSINESS

     As of the date of this proxy statement, management does not know of any other matters that will be brought before the meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

By Order of the Board of Directors,


W. Moorhead Vermilye
President and CEO
March 29, 2002

                                   Appendix A

                             SHORE BANCSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Shore Bancshares, Inc. (the "Company") hereby appoints W. Moorhead Vermilye and Neil R. LeCompte, or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on Wednesday, April 24, 2002, and at any and all adjournments and postponements thereof:

1.   ELECTION OF CLASS II NOMINEES FOR DIRECTOR

     Class II Nominees (to hold office until 2005 Annual Meeting):


HERBERT L. ANDREW, III, BLENDA W. ARMISTEAD, DAVID C. BRYAN, NEIL R. LECOMPTE

                           FOR all of                AGAINST all of
                           the Nominees              the Nominees
                           [       ]                 [    ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THE NOMINEE'S NAME.)


2.  IN THEIR DISCRETION ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the Directors named in the proxy statement, and in the best discretion of the proxy holders as to any other matters.

[  ]   If you plan to attend the meeting, please
       designate the number that will attend.
                                                  Dated ______________ , 2002


                                                  ------------------------------
                                                  Signature


                                                  ------------------------------
                                                  Signature

Please sign as name(s) appear(s) on stock certificate. If jointly held, all owners must sign. Executors, administrators, trustees or persons signing in such capacity should so indicate.